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                                  EXHIBIT 21.1

                           SUBSIDIARIES OF BLOCKBUSTER


                                                               STATE OR OTHER
                                                               JURISDICTION OF
                                                               INCORPORATION OR
       SUBSIDIARY NAME                                           ORGANIZATION
       ---------------                                         ----------------
2 Day Video, Inc.                                                Texas
2 Day Video, Inc. of Georgia                                     Georgia
Ardnasillagh Limited                                             United Kingdom
Atlantic Associates, Inc.                                        Delaware
Big Planet Video, Inc.                                           New Hampshire
Blockbuster Airships, Inc.                                       Delaware
Blockbuster Amphitheater Corporation                             Delaware
Blockbuster Argentina S.A.                                       Argentina
Blockbuster Australia Pty Ltd.                                   Australia
Blockbuster BEI (Taiwan) Ltd.                                    Taiwan
Blockbuster Canada Co.                                           Nova Scotia
Blockbuster Canada Inc.                                          Delaware
Blockbuster.com Holding Inc.                                     Delaware
Blockbuster Computer Systems Corporation                         Florida
Blockbuster de Mexico, S.A. de C.V.                              Mexico
Blockbuster Distribution, Inc.                                   Delaware
Blockbuster Entertainment Corporation                            Delaware
Blockbuster Entertainment Limited                                United Kingdom
Blockbuster Global Services, Inc.                                Delaware
Blockbuster Holdings Ireland                                     Ireland
Blockbuster Hong Kong Limited                                    Hong Kong
Blockbuster International Spain Inc.                             Delaware
Blockbuster International (Taiwan) B.V.                          The Netherlands
Blockbuster Investments LLC                                      Delaware
Blockbuster Limited Partner Holdings LLC                         Delaware
Blockbuster Mid-America, Inc.                                    Delaware
Blockbuster On-Line Services, Inc.                               Delaware
Blockbuster Park Lands, Inc.                                     Florida
Blockbuster Park, Inc.                                           Delaware
Blockbuster Retail Mexico, S. de R.L.                            Mexico
Blockbuster SC Video Operating Corporation                       Delaware
Blockbuster Services Inc.                                        Delaware
Blockbuster Technology Holding Corporation                       Delaware
Blockbuster Texas LP                                             Delaware
Blockbuster UK Limited                                           United Kingdom


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                                                                STATE OR OTHER
                                                                JURISDICTION OF
                                                                INCORPORATION OR
                SUBSIDIARY NAME                                   ORGANIZATION
                ---------------                                 ----------------
Blockbuster Uruguay Ltda.                                        Uruguay
Blockbuster Video Acquisition Corp.                              Delaware
Blockbuster Video Danmark A/S                                    Denmark
Blockbuster Video Espana, S.L.                                   Spain
Blockbuster Video International Corporation (Chile) Limitada     Chile
Blockbuster Video Italy, Inc.                                    Delaware
Blockbuster Video Superstores (Australia) Pty Ltd.               Australia
BS Hotel, Inc.                                                   Delaware
Charlotte Amphitheater Corporation                               Delaware
Cityvision Limited                                               United Kingdom
D.E.J. Productions Inc.                                          Delaware
Direcorp, S.A. de C.V.                                           Mexico
Family Entertainment Centers, Inc.                               Florida
FLC Holding Corp.                                                Florida
Focus Video Pty Ltd.                                             Australia
Grupo de Video, S. de R.L. de C.V.                               Mexico
Grupo Operador de Videos, S. de R.L. de C.V.                     Mexico
Major Video Super Stores, Inc.                                   Nevada
Montgomery Acquisition, Inc.                                     Delaware
Movie Brands Inc.                                                Delaware
Sercorp, S.A. de C.V.                                            Mexico
Southeastern Home Video, Inc.                                    Delaware
T.V. Factory, Inc., The                                          New York
TS Video, Inc.                                                   Louisiana
UI Video Stores Inc.                                             Colorado
Westside Amphitheater Corporation, The                           Arizona
Xtra-Vision Limited                                              Ireland